UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor
Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2016, Oaktree Capital Group, LLC announced that Scott Graves, Oaktree’s Head of Credit Strategies, will be leaving the firm on December 31, 2016 to pursue new opportunities.

In connection with his pending departure, Mr. Graves entered into a letter agreement on September 14, 2016 with Oaktree Capital Management, L.P. (“Oaktree”) that includes the following terms. For his services during 2016, he will be paid on December 31, 2016 $2,630,000, less base salary actually paid to him and contributions made on his behalf to Oaktree’s 401(k) retirement benefit plan. Consistent with the terms of pre-existing contractual arrangements, he will vest on December 31, 2016 in all of his unvested participation interests in the carry pools, 161,799 previously granted Oaktree Capital Group Holdings, L.P. (“OCGH”) units and 11,753 previously granted Oaktree Capital Group, LLC Class A units. An additional 28,500 previously granted OCGH units will vest as of January 1, 2019. All of the foregoing is conditioned upon Mr. Graves providing a release and complying with the terms of the letter agreement. In addition, Mr. Graves will no longer be subject to any non-competition covenant with Oaktree as of December 31, 2016.

A copy of a press release announcing Mr. Graves’s departure is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2016	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ Todd E. Molz
		Name:	Todd E. Molz
		Title:	General Counsel and Chief Administrative Officer